SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               Techne Corporation
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

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2)    Aggregate number of securities to which transaction applies:

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      pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ] Fee paid previously with preliminary materials.

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      Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
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4)    Date Filed:

                               TECHNE CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                October 21, 1999


         The annual meeting of shareholders of Techne Corporation will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 21, 1999, at 3:30 p.m. (Minneapolis Time), for the following purposes:

         1. To set the number of members of the Board of Directors at seven (7).

         2. To elect directors of the Company for the ensuing year.

         3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

         Only shareholders of record shown on the books of the Company at the close of business on September 14, 1999, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

         This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.


                                                    THOMAS E. OLAND,
                                                    President

Dated:   September 21, 1999
         Minneapolis, Minnesota

                               TECHNE CORPORATION



                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           to be held October 21, 1999



                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 21, 1999, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

         The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

         Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

         Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, Minnesota 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 21, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed September 14, 1999, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 14, 1999, 20,163,192 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.


                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 14, 1999:

                                            Amount and
Name and Address                            Nature of Shares         Percent
of Beneficial Owner                         Beneficially Owned(1)    of Class(2)
-------------------                         ---------------------    ----------
Kopp Investment Advisors, Inc.              2,673,388(3)               13.3%
6600 France Avenue So.
Edina, Minnesota 55435

Wasatch Advisors, Inc.                      2,334,141                  11.6%
68 S. Main Street
Salt Lake City, Utah 84101

D. F. Dent & Co.                            1,311,097                   6.5%
2 East Read St.
Baltimore, Maryland 21202

Peter R. Peterson                           1,034,280(4)                5.1%
6111 Blue Circle Drive
Minnetonka, Minnesota 55343

Thomas E. Oland                               704,700(5)(6)             3.5%
614 McKinley Place N.E.
Minneapolis, Minnesota 55413

------------------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 14, 1999, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Kopp Investment Advisors, Inc. reports voting power over 620,300 of such shares and investment power over all such shares.

(4) Does not include shares, if any, which may be held from time to time in the trading account of Peterson Brothers Securities Company, a corporation of which Mr. Peterson is an affiliate. Mr. Peterson disclaims beneficial ownership of any such shares. Mr. Peterson is a former director, and was a promoter, of the Company.

(5) Does not include 593,314 shares (2.9% of the Company's outstanding Common Stock) held by the Company's Stock Bonus Plan ("Stock Bonus Plan"), which are included in the group total in the Management Shareholdings table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares.

(6) Includes 34,278 shares held by Thomas Oland and Associates, 102,962 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 45,334 shares subject to stock options which are exercisable as of September 14, 1999, or will become exercisable within 60 days of such date.

                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 14, 1999, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group:

Name of Director                    Number of Shares                Percent
or Identity Group                   Beneficially Owned(1)           of Class(2)
-----------------                   ---------------------           ----------

Thomas E. Oland                       704,700(3)                        3.5%
Roger C. Lucas, Ph.D.                 225,028(4)(5)(6)                  1.1%
Howard V. O'Connell                   163,000(5)(6)(7)                    *
G. Arthur Herbert                     136,000(5)(6)(8)                    *
Lowell E. Sears                       110,200(5)(6)(9)                    *
James A. Weatherbee, Ph.D.            108,946(10)                         *
Monica Tsang, Ph.D.                   107,696(11)                         *
Christopher S. Henney, D.Sc., Ph.D.    67,000(5)(6)(12)                   *
Randolph C. Steer, M.D., Ph.D.         60,000(5)(6)(7)                    *
Marcel Veronneau                       27,881(13)                         *
Thomas C. Detwiler, Ph.D.              24,429(14)                         *
Officers and directors
  as a group (11 persons)           2,328,194(15)                      11.2%
------------------------

*        Less than 1%

(1)      See Note (1) to preceding table.

(2)      See Note (2) to preceding table.

(3)      See Notes (5) and (6) to preceding table.

(4) Includes 43,800 shares owned by Dr. Lucas' wife and 70,000 shares subject to stock options which are exercisable as of September 14, 1999, or will become exercisable within 60 days of such date. Dr. Lucas disclaims beneficial ownership of the shares owned by his wife.

(5)      See Note (5) to preceding table.

(6) Does not include an option to purchase 10,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan.

(7) Includes 60,000 shares subject to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

(8) Includes 30,000 shares held by a trust of which Mr. Herbert is Trustee and 60,000 shares subject to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

(9) Includes 110,000 shares subject to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

(10) Includes 62,956 shares subject to stock options which are exercisable as of September 14, 1999, or will become exercisable within 60 days of such date. Does not include shares beneficially owned by Dr.
         Tsang, Dr. Weatherbee's wife.

(11) Includes 66,370 shares subject to stock options which are exercisable as of September 14, 1999, or will become exercisable within 60 days of such date. Does not include shares beneficially owned by Dr. Weatherbee, Dr. Tsang's husband.

(12) Includes 65,000 shares subject to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

(13) Includes 17,960 shares subject to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

(14) Includes 23,326 shares owned by Dr. Detwiler's wife and 1,103 shares subject to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

(15) Includes 1,116,157 shares held directly by officers, directors and their associates, 593,314 shares held by the Stock Bonus Plan and 618,723 shares which may be purchased pursuant to options which are exercisable as of September 14, 1999 or will become exercisable within 60 days of such date.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

         The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

         The following table provides certain information with respect to the nominees for director.


                                   Current
                               Position(s) with        Principal Occupation(s)                  Director
Name                     Age       Company             During Past Five Years                    Since
----                     ---       -------             ----------------------                    -----
Thomas E. Oland          58     Chairman of the        Chairman of the Board, President           1985
                                Board, President,      and Treasurer of the Company since
                                Treasurer and          December 1985 and President of
                                Director               Research and Diagnostic Systems,
                                                       Inc. since July 1982.

Roger C. Lucas, Ph.D.    56     Vice Chairman and      Vice Chairman and Senior Scientific        1985
                                Director               Advisor to the Company's Board
                                                       since July 1995. Chairman and
                                                       Chief Executive Officer of Visual
                                                       Circuits, a digital video
                                                       company, since August 1997, and
                                                       director of ChemoCentryx, a
                                                       partially-owned subsidiary of the
                                                       Company. Chief Scientific
                                                       Officer, Executive Vice
                                                       President and Secretary of the
                                                       Company from December 1985 to
                                                       March 1995.

Howard V. O'Connell      69     Director               Private investor since 1990.               1985
                                                       Chairman, President and Treasurer
                                                       of John G. Kinnard and Company,
                                                       Incorporated, a securities
                                                       broker-dealer, from 1969 to 1990.

G. Arthur Herbert        73     Director               Principal of CEO Advisors, a               1989
                                                       management and financial consulting
                                                       firm, since January 1989; from
                                                       January 1969 to December 1988,
                                                       President and Vice President
                                                       Manager of Electro-Science
                                                       Management Corp., a manager of
                                                       Venture Capital Partnerships.



Randolph C. Steer,       49     Director               Consultant to the pharmaceutical           1990
M.D., Ph.D.                                            and biotechnology industries since
                                                       1989; Chairman/President and CEO of
                                                       Advanced Therapeutics Communications
                                                       International, a division of
                                                       Physicians World Communications, a
                                                       medical communications
                                                       corporation, from 1985 to 1989.
                                                       Director of BioCryst
                                                       Pharmaceuticals, Inc.

Lowell E. Sears          48     Director               Private investor since April 1994.         1994
                                                       For more than five years prior
                                                       thereto, Chief Financial Officer of
                                                       Amgen Inc., a pharmaceutical
                                                       company.  Director of Neose
                                                       Technologies, Inc., CoCensys, Inc.,
                                                       Dendreon Corp., Integrated
                                                       Biosystems, Inc. and Encore
                                                       Pharmaceuticals, Inc.

Christopher S. Henney,   58     Director               Chief Executive Officer of Dendreon        1996
D.Sc., Ph.D.                                           Corp. (formerly Activated Cell
                                                       Therapy, Inc.), a biotechnology
                                                       company, since April 1995.
                                                       Executive Vice President of ICOS
                                                       Corporation, a biotechnology
                                                       company, from April 1990 to
                                                       April 1995. Director of Sonus
                                                       Pharmaceuticals.


Committee and Board Meetings

         The Company's Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee. The Audit Committee (whose members are Messrs. Herbert, O'Connell, Steer and Sears) is responsible for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and, with the Company's independent accountants, the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy. The Audit Committee met three times during fiscal 1999. The Compensation Committee, whose members are Drs. Henney and Steer and Messrs. Herbert and O'Connell, recommends compensation for officers of the Company. The Compensation Committee met three times during fiscal year 1999. In addition to formal meetings, the Audit and

Compensation Committees had numerous telephone conferences regarding Committee business. The Board does not have a nominating committee.

         During fiscal 1999, the Board held four meetings. Each director except
G. Arthur Herbert, who was absent due to family health reasons, attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

Directors' Fees

         Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. In addition, under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive a 10,000 share option on election and upon each re-election.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors Christopher S. Henney, D.Sc., Ph.D., G. Arthur Herbert, Howard V. O'Connell and Randolph C. Steer, M.D., Ph.D. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

         Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

         The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually by the Compensation Committee or President of the Company.

         The Company has formal employment agreements with its full-time executive officers, other than its President, effective through June 30, 2001. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation in an amount equal to one month's base salary for each year of employment with the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company.

         Compensation in 1999. During fiscal 1999, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 1999, established performance criteria for officers based 70% on growth in revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings. On the basis of performance against the criteria established, the Committee at the close of fiscal 1999 awarded to Drs. Tsang and Detwiler and Mr. Veronneau the bonuses indicated in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote (2) to the table below under "Option/SAR Grants During 1999 Fiscal Year". In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2000 as disclosed below under "Employment Contracts and Change in Control Arrangements."

         General. The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including the executive officers, participate. In each of the past three fiscal years the Company has contributed to the plan an amount equal to approximately 10% of gross wages. One half of the assets of the plan have been invested in Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 1999.

         Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 1999. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary was increased from $190,000 in fiscal 1998 to $199,500 in fiscal 1999 in light of the Company's increase in revenues and earnings. For fiscal 1999 performance he earned but waived a cash bonus.

         In February of 1996 the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial, long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 200,000 shares of the Common Stock of the Company at $9.0625 per share, the fair market value on the date of grant. The options are contingent on continued employment by the Company and have vested or will vest on the following schedule: 1996-11,000, 1997-11,000, 1998-11,000, 1999-11,000,
2000-145,000 and 2001-11,000. The options will expire in February of 2006.

         Summary. Aggregate executive compensation increased moderately in fiscal 1998 and the Company awarded stock options to officers because the Company achieved record revenues and earnings and individual officers achieved performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue and profit goals and granting options to provide long-term incentive.

                                 Christopher S. Henney, D.Sc., Ph.D.
                                 G. Arthur Herbert
                                 Howard V. O'Connell
                                 Randolph C. Steer, M.D., Ph.D.
                                   Members of the
                                   Compensation Committee


Employment Contracts and Change in Control Arrangements

         The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements, which expire June 30, 2001, provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this proxy statement, benefits as provided to all employees and severance compensation in an amount equal to one month's base salary for each year of employment by the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. Base salaries for fiscal 2000 for the executive officers named in the Summary Compensation Table are as follows: T. Oland - $210,000 M. Tsang - $180,000; T. Detwiler - $165,000; and M. Veronneau - $110,000. Each of such officers is also subject to a confidentiality and non-competition agreement which prohibits competition with the Company for a period of two years following termination of employment with the Company.

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as chief executive officer) and to the Company's other executive officers whose salary and bonus for fiscal 1999 exceeded $100,000. Not included in the table is Dr. James A. Weatherbee, Vice President and Chief Scientific Officer, who was on medical leave and did not receive any compensation from the Company in fiscal 1999.

                                                                                         Long Term Compensation
                                                                                         ----------------------
                                                Annual Compensation                       Awards            Payouts
                                                -------------------                       ------            -------
                                                                                                Securities                All
                                                                                 Restricted     Underlying   LTIP         Other
Name and                     Fiscal                                              Stock           Options     Payouts      Compen-
Principal Position           Year      Salary ($)    Bonus ($)      Other        Awards($)      /SARs (#)    ($)          sation ($)
------------------           ------    ----------    ---------      -----        ---------      ---------    --------     ----------
Thomas E. Oland, Chairman    1999      199,500           0          None         None               0        None         19,258(1)
of the Board and President   1998      190,000           0          None         None               0        None         17,350
                             1997      180,000           0          None         None               0        None         17,269


Monica Tsang, Ph.D.,         1999      164,000       33,000         None         None             1,574      None         19,258(1)
Vice President - Research    1998      150,000       30,000         None         None             1,800      None         17,350
                             1997      136,000       27,200         None         None             1,696      None         17,269


Thomas C. Detwiler, Ph.D.,   1999      157,000       28,000         None         None             1,574      None         19,258(1)
Vice President -             1998      150,000       30,000         None         None             1,784      None         17,350
Scientific and Regulatory    1997      150,000       26,975         None         None             1,434      None         17,269
Affairs

Marcel Veronneau, Vice       1999      101,000       19,000         None         None               997      None         14,410(2)
President - Hematology       1998       95,000       19,000         None         None             1,140      None         12,933
Operations                   1997       86,000       17,200         None         None             1,074      None         11,676


------------------------

(1) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 566 shares of Common Stock.

(2) Amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 423 shares of Common Stock.

Option/SAR Grants During 1999 Fiscal Year

         The following table provides information related to options granted to the named executive officers during fiscal 1999. The Company has not granted any stock appreciation rights.

                                                                                                              Potential Realizable
                                                                                                                Value at Assumed
                                                                                                              Annual Rates of Stock
                                                                                                             Price Appreciation for
                                                 Individual Grants                                              Option Term
                                  ----------------------------------------------------------------------    -----------------------
                                     Number of
                                     Securities      Percent of Total
                                     Underlying        Options/SARs
                                    Options/SARs        Granted to         Exercise or
                                      Granted            Employees         Base Price       Expiration
Name                                    (#)           in Fiscal Year          ($/Sh)           Date         5% ($)        10% ($)
----                                  -------        ---------------        --------        ----------     -------       -------
Thomas E. Oland                            0                ---                ---              ---           ---           ---
Monica Tsang, Ph.D.                    1,574(1)(2)          4.6%              $19.0625        6/30/05       $ 12,215     $ 28,466
Thomas C. Detwiler, Ph.D.              1,574(1)(2)          4.6%              $19.0625        6/30/05       $ 12,215     $ 28,466
Marcel Veronneau                         997(1)(2)          2.9%              $19.0625        6/30/05       $  7,737     $ 18,031

------------------------

(1) Such option is an incentive stock option and became exercisable July 1, 1998.

(2) Subsequent to fiscal 1999 year end, options for the indicated number of shares at a purchase price of $25.375 expiring 6/30/06 were granted: M. Tsang - 1,300; T. Detwiler - 1,103; M. Veronneau - 749.

Option/SAR Exercises During 1999 Fiscal
Year and Fiscal Year End Option/SAR Values

         The following table provides information related to options exercised by the named executive officers during the 1999 fiscal year and the number and value of options held at fiscal year end.


                                                                           Number of Securities           Value of
                                                                                Underlying              Unexercised
                                                                               Unexercised              In-the-Money
                                                                               Options/SARs           Options/SARs at
                                         Shares                               at FY-End (#)            FY-End ($)(1)
                                       Acquired on           Value             Exercisable/             Exercisable/
Name                                  Exercise (#)      Realized ($)(1)       Unexercisable            Unexercisable
----                                  ------------      ---------------       -------------            -------------
Thomas E. Oland                          120,000          $1,421,250         45,334 - 156,000      $741,595 - 2,544,750
Monica Tsang, Ph.D.                       10,000            $163,750            65,070 - 0            $1,198,543 - 0
Thomas C. Detwiler, Ph.D.                  9,070            $102,319             4,792 - 0            $   44,306 - 0
Marcel Veronneau                          10,000            $115,000            22,211 - 0            $  382,576 - 0

------------------------

(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise or at fiscal year end, as the case may be, and the option exercise price.

Stock Performance Chart

         The following chart compares the cumulative total shareholder return on the Company's Common Stock with S&P Midcap 400 Index and the S&P Midcap Biotechnology Index. The comparison assumes $100 was invested on June 30, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                            TOTAL SHAREHOLDER RETURNS


                                                   INDEXED RETURNS
                                                     Years Ending
Company/Index              Jun95         Jun96          Jun97          Jun98         Jun99
TECHNE CORP                128.57        278.57         288.10         363.09        483.33
S&P MIDCAP 400 INDEX       122.34        148.75         183.45         233.26        273.32
BIOTECHNOLOGY-MID          153.53        224.80         227.90         237.22        456.20



                              INDEPENDENT AUDITORS

         Deloitte & Touche LLP acted as the Company's independent auditors for the 1999 fiscal year and has been selected by the Board of Directors to continue for the current fiscal year.

         A representative of Deloitte & Touche LLP is expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to Insiders were complied with except that Dr. Christopher Henney was late filing a form to report three transactions.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2000 Annual Meeting must be received by the Company at its offices by May 23, 2000, to be eligible for inclusion in the Company's proxy statement and related proxy for the 2000 Annual Meeting.

         Also, if a shareholder proposal intended to be presented at the 2000 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after August 6, 2000, then management named in the Company's proxy form for the 2000 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:   September 21, 1999
         Minneapolis, Minnesota

                               TECHNE CORPORATION


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 21, 1999, at 3:30 p.m., Minneapolis Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

(1)      SET NUMBER OF DIRECTORS AT SEVEN:

         [    ] FOR                 [    ] AGAINST            [    ] ABSTAIN

(2) ELECT DIRECTORS: Nominees: Thomas E. Oland, Roger C. Lucas, Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., Lowell E. Sears and Christopher S. Henney, D.Sc., Ph.D.

         [  ]  FOR all Nominees listed above    [  ]  WITHOUT AUTHORITY
               (except those whose names have         to vote for all nominees
               been written on the line below)        listed above

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)


(3) OTHER MATTERS. In their discretion, the appointed proxies are authorized to vote upon such others business as may properly come before the Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.


Date ________________________, 1999.



                                        ______________________________________


                                        ______________________________________
                                        PLEASE DATE AND SIGN ABOVE exactly
                                        as name appears at the left, indicating, where appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.